Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Name of Subsidiary	Jurisdiction of Incorporation/Organization
MM CAN USA, Inc.	California
MM Enterprises USA, LLC	Delaware
LCR SLP, LLC	Delaware
LCR Manager, LLC	Delaware
NVGN RE Holdings, LLC	Nevada
Manlin I, LLC	California
Farmacy Collective	California
The Source Santa Ana	California
SA Fund Group RT, LLC	California
MME CYON Retail, Inc.	California
BH Fund II Group, LLC	California
MMOF Downtown Collective, LLC	California
Advanced Patients’ Collective	California
DT Fund II Group, LLC	California
MMOF San Diego Retail, Inc.	California
San Diego Retail Group II, LLC	California
MMOF Venice, LLC	California
The Compassion Network, LLC	California
MMOF SM, LLC	California
MMOF Santa Monica, Inc.	California
MMOF Fremont, LLC	Nevada
MMOF Fremont Retail, Inc.	Nevada
MMOF Vegas, LLC	Nevada
MMOF Vegas Retail, Inc.	Nevada
MMOF Vegas 2, LLC	Nevada
MMOF Vegas Retail 2, Inc.	Nevada
MME VMS, LLC	California
Viktoriya’s Medical Supplies, LLC	California
Project Compassion Venture, LLC	Nevada
Project Compassion Capital, LLC	Nevada
Project Compassion NY, LLC	Nevada
MedMen NY, Inc.	New York
MME IL Group LLC	Illinois
Future Transactions Holdings, LLC	Illinois
MME Seaside, LLC	California
PHSL, LLC	California
MME Sorrento Valley, LLC	California
Sure Felt, LLC	California
Rochambeau, Inc.	California
MME AZ Group, LLC	Arizona

Name of Subsidiary	Jurisdiction of Incorporation/Organization
EBA Holdings, Inc.	Arizona
MattnJeremy, Inc.	California
MME 1001 North Retail, LLC	Illinois
MME Evanston Retail, LLC	Illinois
MMNV2 Holdings I, LLC	Nevada
Manlin DHS Development, LLC	Nevada
Desert Hot Springs Green Horizon, Inc.	California
MME Florida, LLC	Florida
Omaha Management Services, LLC	Arizona
MMOF BH, LLC	California
MME Pasadena Retail, Inc	California
MMOF SD, LLC	California
ICH California Holdings, Ltd.	California
MME Sutter Retail, LLC	California
MME Union Retail, LLC	California
MME IL Holdings, LLC	Illinois
MedMen Boston, LLC	Massachusetts
MME Newton Retail, LLC	Massachusetts
MME GNTX, LLC	California
MME Emeryville, LLC	California
SD Retail Group II, LLC	California
Venice Retail Group, LLC	California
MME LB, LLC	California
MMOF NY Retail, LLC	New York
PharmaCann Virginia, LLC	Virginia
4503 Paradise Retail, LLC	Nevada
4503 Paradise Office, LLC	Nevada